Exhibit 99.1

Aethlon Medical Announces $6 Million Equity Investment

SAN DIEGO, June 24, 2015 /PRNewswire/ -- Aethlon Medical, Inc. (OTCQB:AEMD), the pioneer in creating affinity biofiltration devices to treat life-threatening diseases, announced today that it entered into a definitive $6 million stock purchase agreement. The per share purchase price was $6.30, which includes a five-year warrant that entitles the holder to purchase up to three common shares for each four shares purchased in the offering. The share purchase price underlying each warrant is also $6.30.

Roth Capital Partners, served as sole placement agent. The offering is expected to close no later than Friday, June 26, 2015, subject to customary closing conditions. Aethlon Medical intends to use the proceeds to fund the clinical advancement of the Aethlon Hemopurifier® and for general corporate purposes.

In connection with the offering, three of Aethlon’s officers and directors agreed to waive their right to exercise certain stock options and warrants, making the common shares underlying such securities available for issuance to the investors. The waiver will be effective until Aethlon increases its authorized common shares. At present, the Company is authorized to issue up to 10 million shares of common stock.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-1 with the Securities and Exchange Commission for the purpose of registering the resale of the shares of common stock and shares underlying the warrants issued in the private placement.

This notice is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Aethlon Medical, Inc.

Aethlon Medical creates affinity biofiltration devices to treat life-threatening diseases.  Our lead therapeutic candidate is the Aethlon Hemopurifier®, a first-in-class device that targets the rapid elimination of infectious viruses and cancer promoting exosomes from the circulatory system of treated individuals.  We also provide government contracting services to the Defense Advanced Research Projects Agency (DARPA) related to the development of a biofiltration device to treat sepsis. Our majority owned subsidiary Exosome Sciences, Inc., is advancing exosome-based liquid biopsies to diagnose and monitor Cancer and Chronic Traumatic Encephalopathy, a neurodegenerative disorder often found in individuals with a history of repetitive brain trauma.  Additional information can be found online at www.AethlonMedical.com or you can connect with us on on Twitter, LinkedIn, Facebook and Google+.

Certain statements herein may be forward-looking and involve risks and uncertainties. Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Aethlon Medical, Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such potential risks and uncertainties include, without limitation, that Exosome Sciences, Inc. will not be able to commercialize its future products, that the FDA will not approve the initiation of the Company's clinical programs or provide market clearance of the company's products, future human studies whether revenue or non-revenue generating of the Aethlon ADAPT™ system or the Aethlon Hemopurifier® as an adjunct therapy to improve patient responsiveness to established cancer or hepatitis C therapies or as a standalone cancer or hepatitis C therapy or as a broad spectrum defense against viral pathogens, including ebola, the Company's ability to raise capital when needed, the Company's ability to complete the development of its planned products, the Company's ability to manufacture its products either internally or through outside companies and provide its services, the impact of government regulations, patent protection on the Company's proprietary technology, the ability of the Company to meet the milestones contemplated in the DARPA contract, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. In such instances, actual results could differ materially as a result of a variety of factors, including the risks associated with the effect of changing economic conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

James A. Joyce

Chairman and CEO

(Office) 858.459.7800 x301

(Cell) 619-368-2000

jj@aethlonmedical.com

Jim Frakes

Chief Financial Officer

858.459.7800 x300

jfrakes@aethlonmedical.com